Exhibit 32.1

SECTION 1350 CERTIFICATIONS

I, G. James Benoit, Jr., Chief Executive Officer of WaveDancer, Inc., and I, Timothy G. Hannon, Chief Financial Officer of WaveDancer, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of WaveDancer, Inc.

Date: April 12, 2022

/s/ G. James Benoit, Jr.
G. James Benoit, Jr.
Chief Executive Officer

/s/ Timothy G. Hannon
Timothy G. Hannon
Chief Financial Officer